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                                                                    Exhibit 99.2


       USA Networks, Inc. and Styleclick, Inc. Launch Newly-Formed Company
               Enhanced Commerce Services Provider is Division of
                      USA Information and Services (USAIS)


NEW YORK and LOS ANGELES, Aug. 1 -- USA Networks, Inc. (Nasdaq: USAI - news) and Styleclick, Inc. (Nasdaq: IBUYD - news) today announced completion of the merger of USAi's Internet Shopping Network (ISN) and Styleclick.com, and the launch of newly-formed Styleclick, Inc. Majority-owned by USAi, Styleclick is an enhanced commerce services provider, operating a highly scalable transaction based technology platform for businesses across more than 90 product categories. The Company also offers one of the largest merchandising and fulfillment infrastructures leveraging the scale of the USAIS companies Home Shopping Network and Precision Response Corporation.

Styleclick's core technology platform features highly automated interface and design tools, merchandising and content management, transaction processing, database architecture, and patented rendering capabilities. Styleclick's scalable platform enables seamless operation for clients including USAi companies. Additionally, Styleclick's proprietary technologies, including contextually merchandised stores, auctions, and Web-based rendering, may be added to the business models and offerings of third party clients. Styleclick generates fee-based and transactional revenue based upon its strategic service business model.

Styleclick's online commerce technology has been combined with ISN's strategic merchandising capabilities, First Auction's dynamic pricing innovations and product categories, and the resources of USA Networks, Inc., to position the new company as a leader within the commerce services industry. The Company has built upon its twelve year history as a leading technology provider and offers enhanced commerce services including:

Electronic Commerce Solutions

Web design and development;
Online auctions and interactive dynamic pricing;
Comprehensive tracking, reporting and analysis;
User-friendly navigation technologies including dedicated search and
 "mix & match"  engines;
Interactive imaging technologies including flash animation, rendering, enhanced resolution viewing (pan and zoom); photo realistic branded stores via immersion imaging (photo bubble); Digital photography with embedded descriptions and editorial, and full-service rich media, the next-generation vehicle for merchandising and contextually selling consumer product online;

Strategic Merchandising

Consumer product aggregation for branded Web sites; online distribution; and contextually merchandised online shops relevant to clients' target audiences; Electronic cataloguing and automated content management integrating editorial and product information embedded with digital product images;

Online Product Distribution

Positioning clients' merchandise exactly where consumers congregate and buy online; Access to distributing client's consumer merchandise to more than 25 million consumers for direct selling within today's top online Sites;

Fulfillment and Customer Care

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Through USAi companies Home Shopping Network and Precision Response Corporation,
Styleclick utilizes a million sq. foot warehouse/shipping facility and call centers integrated with e-commerce technologies and services for round-the-clock customer care. Secure order payment and processing.

"We look to the future quite differently from other media companies, and we have organized our company to reflect that unique perspective, emphasizing targeted transactional revenue throughout our businesses," said Jon Miller, President and CEO, USAIS. "Styleclick represents tremendous growth potential in the information and services arena, as it joins profitable enterprises such as Ticketmaster Online, Match.com and Hotel Reservations Network, already operating in the coordinated unit and positioned to service USAi's online commerce initiatives and those of our third party clients."

"Styleclick now emerges with a transactional technology platform combined with far-reaching assets of its parent and sister companies to create, implement, and manage online commerce initiatives across virtually any industry," said Maurizio Vecchione, CEO, Styleclick, Inc. "The Internet services market is expected to grow to a $44 billion dollar industry by 2004 and is lead by increasing commerce transaction volume. We've created highly automated online processes to enable our clients to immediately monetize their online initiatives and rapidly realize their return on investment. Utilizing our in-house resources and those of our sister companies within USAIS, we are able to lead with cost-effective offerings unlike any other CSP."

Styleclick operates as part of USA Information and Services (USAIS), an operating unit of USAi which coordinates the efforts of the Company's businesses engaged in various forms of transactional interactivity. The USAIS business unit handles more than $3 billion dollars worth of consumer transactions annually, all of it interactive and one-third and growing online. USAIS companies include Styleclick, Ticketmaster, Ticketmaster Online- Citysearch, Inc. (Nasdaq: TMCS - news), Match.com, Hotel Reservations Network (Nasdaq: ROOM - news); Precision Response Corporation, and USA eSolutions and Fulfillment Services. Together these companies operate at scale with a centrally-managed teleservicing operation.

Styleclick's Board of Directors consists of veteran industry executives including: Victor Kaufman, Vice Chairman, USA Networks, Inc.; Michael Sileck, CFO, USA Networks, Inc.; Mark Bozek, President and CEO, Home Shopping Network, Inc., a division of USAi; Jon Miller, President and CEO, USA Information and Services (USAIS), an operating unit of USAi; Dara Khosrowshahi, Executive VP, Operations and Strategic Planning, USA Networks, Inc.; Maurizio Vecchione, CEO, Styleclick, Inc.; Larry Jacobson, President and COO, Ticketmaster; Jon Tinker, Founder and Managing Partner of Steamer Capital, a fund focusing on public investments in the Internet, media and telecommunications industries; Hamilton South, former Group President and Chief Marketing Officer of Polo Ralph Lauren; and Leslie Saleson, President and COO of Abbott Resource Group.

About Styleclick, Inc.

Styleclick, Inc. provides enhanced commerce services bringing businesses online for sales transactions. Leveraging its core technology platform, highly automated to offer scalability, the Company represents businesses across more than 90 product categories including over 100,000 consumer products aggregated from more than 300 national brands. Styleclick services include Web design and development, strategic merchandising, product distribution, fulfillment and customer care. A majority-owned subsidiary of USA Networks, Inc., Styleclick operates as part of USA Information and Services (USAIS), which coordinates the efforts of USAi's businesses engaged in various forms of transactional interactivity.

About USA Networks, Inc.

USA Networks, Inc. (Nasdaq: USAI - news) is focused on the new convergence of entertainment, information and direct selling. Formed in February 1998, the Company is organized into three distinct but interrelated units which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Studios USA, USA Films, USA Broadcasting and Interactive Entertainment; USA Electronic Retailing's HSN, HSN International, HSN Interactive; and USA Information and Services' Ticketmaster,

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Ticketmaster Online-Citysearch (Nasdaq: TMCS - news), Match.com, Hotel
Reservations Network (Nasdaq: ROOM - news), Electronic Commerce and Services, Internet Shopping Network and Precision Response Corporation.

This press release contains forward-looking statements about Styleclick, Inc. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those planned or projected.

Media inquiries please contact, Bonnie Poindexter, 310-751-2142, or Lisa Germani, 310-751-2182, or Investors, Gail Laguna, 310-751-2100, all for Styleclick.com Inc.; or Media, Adrienne Becker, 212-314-7254, or Investors, Roger Clark, 212-314-7400, both for USA Networks, Inc.